UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/23/2005

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 20, 2005, Cambridge Display Technology, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (the "Agreement") with institutional and other accredited investors (the "Investors") to sell an aggregate of 2,187,500 shares of its common stock (the "Securities") at a price of $8.00 per share, together with warrants to purchase up to 656,250 additional shares of its common stock at an exercise price of $12.00 per share (the "Private Placement"). The closing of the Private Placement occurred on December 22, 2005 (the "Closing").
        Under the terms of the Agreement, the Company has agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register for resale the Securities within 30 days after the date of the Closing. The Company also agreed to use commercially reasonable efforts to cause the Registration Statement to become effective within 100 days following the date of the Closing, unless it is reviewed by the Commission, in which case 130 days after the date of the Closing. If the Registration Statement is not filed with the Commission or is not declared effective by the applicable required date (subject to extension), or if the Company fails to deliver a certificate evidencing the Securities within three trading days after delivery of such certificate is required pursuant to the Agreement, then the Company has agreed to pay each Investor as liquidated damages an amount in cash equal to 1.0 percent of the purchase price paid by each such Investor in the Private Placement for each month (prorated for partial months) until the Registration Statement is either filed with the Commission or declared effective or such certificate is delivered, as the case may be. In addition, the Company agreed to use its commercially reasonable best efforts to keep the Registration Statement continuously effective until the earliest of (a) the date that all Securities covered by the Registration Statement have been resold, (b) such time as all the Securities may be resold in a three-month period under Rule 144 and (c) the second anniversary of the date of the Closing.
        The foregoing is a summary of the terms of the Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a form of which is attached hereto as Exhibit 10.

Item 3.02.    Unregistered Sales of Equity Securities

On December 22, 2005, pursuant to the terms of the Agreement described under Item 1.01 above, the Company completed the Private Placement and sold 2,187,500 shares of its common stock at a price of $8.00 per share, together with warrants to purchase up to 656,250 additional shares of its common stock at an exercise price of $12.00 per share.
The Private Placement resulted in gross proceeds of approximately $17.5 million to the Company before deducting the placement agents' commissions of approximately $1,137,500 and the other transaction expenses payable by the Company. In addition to the commissions payable to the placement agents, the Company has agreed to reimburse the placement agents for legal fees incurred in connection with the Private Placement. SG Cowen and Co., LLC and CIBC World Markets Corp. acted as the Company's placement agents.

The shares of common stock of the Company were offered and sold to institutional and other accredited investors without registration under the Securities Act of 1933 or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D thereunder. As described in Item 1.01 above, the Company has agreed to file the Registration Statement for the resale of the Securities. A form of the Agreement is attached hereto as Exhibit 10 and incorporated herein by reference.

Neither this current report nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 8.01.    Other Events

The press release, dated December 21, 2005, announcing the Private Placement is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a)         Financial Statements of Businesses Acquired - None
(b)         Pro Forma Financial Information -None
(c)         Exhibits:
        Exhibit No.

10        Securities Purchase Agreement, dated December 20 2005, between the Company and each of the Investors.

99        Press Release, dated December 21, 2005, entitled "Cambridge Display Technology Raises $17.5 Million in Private Placement."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: December 23, 2005	By:	/s/ Daniel Abrams
Daniel Abrams
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.	Securities Purchase Agreement, dated December 20, 2005, between the Company and each of the Investors.
EX-99.	Press Release, dated December 21, 2005, entitled "Cambridge Display Technology Raises $17.5 Million in Private Placement."